1 AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), is made as of October 16, 2023 (the “Amendment Effective Date”), by and between Frontier Airlines, Inc., a Colorado corporation (“Frontier”), and James Dempsey (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below). RECITALS A. The Company and Executive previously entered into an Amended and Restated Employment Agreement effective as of April 13, 2017 (the “Agreement”). B. Executive has been promoted to President effective as of October 16, 2023 and the parties hereto wish to amend the Agreement to revise certain provisions in connection with Executive’s promotion as set forth herein. AMENDMENT The Company and Executive hereby amend the Agreement as follows, effective as of the Amendment Effective Date. 1. Section 1(e) of the Agreement is hereby deleted in its entirety and replaced with the following: “(e) “Board” shall mean the Board of Directors of Group or, if any successor to Group does not have a board of directors, the Person or body authorized to exercise comparable management authority on behalf of Group under Group’s governing documents and applicable law.” 2. Section 1(g) of the Agreement is hereby deleted in its entirety and replaced with the following: “(g) “Change in Control” shall mean (i) the acquisition by any person or group of affiliated or associated persons of more than forty percent (40%) of the outstanding capital stock of Group or the Company or voting securities representing more than forty percent (40%) of the total voting power of outstanding securities of Group or the Company (other than such an acquisition by a person or group that holds more than forty percent (40%) of the outstanding capital stock of Group or the Company or voting securities representing more than forty percent (40%) of the total voting power of outstanding securities of Group or the Company, in each case, as of either the Effective Date or immediately prior to such acquisition); (ii) the consummation of a sale of all or substantially all of the assets of the Company to a third party; (iii) the consummation of any merger involving Group or the Company in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exhibit 10.6(b)

2 Exchange Act of 1934, as amended) in the aggregate by the stockholders of Group or the Company, as applicable, immediately prior to such merger. For the avoidance of doubt and notwithstanding anything herein to the contrary, in no event shall an acquisition, sale or other transaction constitute a “Change in Control” if: (w) its sole purpose is to change the form of ownership of the Company or the state of the Company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (y) it is effected primarily for the purpose of financing the Company with cash (as determined by the Board without regard to whether such transaction is effectuated by a merger, equity financing or otherwise); or (z) it constitutes, or includes sales of shares in connection with, the initial public offering of the Company’s common stock or the common stock of any Affiliate of the Company (including Group).” 3. Section 2(c) of the Agreement is hereby deleted in its entirety and replaced with the following: “(c) Position and Duties. Effective as of the Amendment Effective Date, Executive shall serve as the President of the Company. Executive shall continue to devote substantially all of his time and attention during normal business hours to the business of the Company, will continue act in the best interest of the Company while performing his duties for the Company and will continue to perform with due care his duties and responsibilities for the Company. Executive’s duties will include those normally incidental to the position of President of a company of the Company’s size and nature as well as whatever additional duties may be reasonably assigned to him by the Board or the Chief Executive Officer, consistent with the duties of a President. Executive shall report to the Chief Executive Officer. Executive agrees not to engage in any activity that materially interferes with the performance of Executive’s duties hereunder. Executive also agrees not to hold outside employment. Any position held with a personal or family investment will not count as such employment, provided the pertinent personal or family investment and any related operating business is owned entirely by Executive and/or members of Executive’s family. Executive acknowledges and agrees that Executives owes the Company a duty of loyalty and that the obligations described in this Agreement are in addition to, and not in lieu of, the obligations Executive owes the Company under the common law.” 4. Section 3 is hereby deleted in its entirety and replaced with the following: “3. Compensation and Related Matters. (a) Annual Base Salary. Effective as of the Amendment Effective Date, Executive shall receive a base salary at a rate of six hundred and twenty-five thousand dollars ($625,000) per annum (the “Annual Base Salary”), which shall be paid in accordance with the customary payroll practices and procedures of the Company. Such Annual Base Salary shall be reviewed by the Board from time to time but no less frequently than annually. (b) Annual Bonus. During the Term, Executive will continue to be eligible to earn a discretionary cash performance bonus (an “Annual Bonus”) under the Company’s incentive bonus program. Executive’s annual bonus opportunity with respect to period beginning as of the Amendment Effective Date for the 2023 calendar year and with respect to any future calendar year

3 shall be increased to one hundred percent (100%) of the amount paid as Annual Base Salary during such calendar year at the target achievement (the “Target Bonus”) and two hundred percent (200%) of the amount paid as Annual Base Salary during such calendar year at the maximum achievement. The amount of any Annual Bonus payable under the incentive bonus program may thus vary from zero percent (0%) to two hundred percent (200%) based on the achievement as determined by the Board in its sole discretion of individual and Company performance goals to be set by the Board. The amount of any Annual Bonus shall be payable on such date as is determined by the Board for the payment of all such annual bonuses, which date shall be as soon as reasonably practicable after the final audited financial performance information for the Company is available for the calendar year to which such annual bonuses relate. Notwithstanding any other provision of this Agreement, no bonus shall be payable with respect to any calendar year unless Executive remains continuously employed with the Company during the period beginning on the first day of each fiscal year of the Company and ending on the applicable bonus payment date except as otherwise provided in Section 5(a) and Section 5(c)(iv). (c) Benefits. During the Term, Executive may continue to participate in such employee and executive benefit plans and programs as the Company may from time to time offer generally to provide to its executives, pursuant to the terms and eligibility requirements of those plans. (d) Flight Benefits. During the Term, the Company shall provide Executive, and Executive’s spouse, minor children and parents, a positive space benefit, with the priority code PS2B, to travel on Frontier Airlines. During the Term, Executive shall also be eligible to receive flight benefits on Frontier Airlines in the form of a Universal Air Travel Plan, Inc. (“UATP”) card made available once per twelve month period that provides for travel by Executive and Executive’s family and friends solely on Frontier Airlines, in the amount of eight thousand two hundred fifty dollars ($8,250) that must be used, if at all, within twelve months of the date the UATP card is issued (the flight benefits described in this section are referred to collectively as the “Flight Benefits”). (e) Vacation. During the Term, Executive shall continue to be entitled to no less than four (4) weeks of annual paid vacation plus Frontier-recognized holidays (currently seven (7) in number), in accordance with the Company’s vacation policy, as it may be amended from time to time. Vacation time is not tracked, nor is unused vacation time paid out upon a termination. Any vacation shall be taken at the reasonable and mutual convenience of the Company and Executive. Holidays shall be provided in accordance with Company policy, as in effect from time to time. (f) Business Expenses. During the Term, the Company shall continue to reimburse Executive for all reasonable, documented, out-of-pocket travel and other business expenses incurred by Executive in the performance of Executive’s duties to the Company in accordance with the Company’s expense reimbursement policies and procedures applicable to similarly situated executives.” 5. Section 2 is hereby deleted in its entirety and replaced with the following: “2. Treatment of Equity Awards.

4 (a) Existing Awards. Each of Executive’s outstanding equity awards, including, without limitation, any stock options and restricted stock units, shall remain outstanding and eligible to vest in accordance with its terms and conditions as in effect on the Amendment Effective Date. (b) Promotion Equity Grant. In connection with Executive’s promotion, at its first regularly scheduled meeting after the Amendment Effective Date, subject to Board approval, Executive will be granted, pursuant to Group’s 2021 Incentive Award Plan (the “Equity Plan”), a number of restricted stock units equal to $750,000 divided by the per share fair market value of Group’s common stock as determined by the Board in its sole discretion, which restricted stock units will vest as to one-third (1/3) of the shares of Group common stock initially granted thereby on each anniversary of the Amendment Effective Date, subject to Executive’s continuing employment by the Company through the applicable vesting date. These restricted stock units shall otherwise be subject to the terms of the Equity Plan, the restricted stock unit agreement evidencing the award to be entered into between Executive and Group, and the provisions set forth in the Agreement.” 6. This Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Agreement. 7. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the original terms of the Agreement and this Amendment, the terms of this Amendment shall prevail. 8. This Amendment shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of Colorado, without giving effect to any principles of conflicts of law, whether of the State of Colorado or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction. (Signature page follows)

5 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above. FRONTIER AIRLINES, INC. By: Name: Howard Diamond Title: General Counsel and Secretary EXECUTIVE James Dempsey